Exhibit 99.1
Investor Relations Contact
Mike Saviage
Adobe
408-536-4416
ir@adobe.com
Public Relations Contact
Edie Kissko
Adobe
408-536-3034
kissko@adobe.com

FOR IMMEDIATE RELEASE
Adobe Reports Record Quarterly and Annual Revenue

SAN JOSE, Calif. - Dec. 10, 2015 - Adobe (Nasdaq:ADBE) today reported financial results for its fourth quarter and fiscal year 2015 ended Nov. 27, 2015.
Fourth Quarter Financial Highlights

•	Adobe achieved record quarterly revenue of $1.31 billion, representing year-over-year growth of 22 percent.

•	Diluted earnings per share were $0.44 on a GAAP-basis, and $0.62 on a non-GAAP basis.

•
Digital Media Annualized Recurring Revenue (“ARR”) grew to $2.99 billion exiting the quarter, an increase of $350 million. Creative ARR grew to $2.60 billion, an increase of $310 million driven by enterprise adoption and the addition of 833 thousand net new individual and team Creative Cloud subscriptions.

•	Adobe Marketing Cloud achieved revenue of $352 million with strong bookings growth and a stronger-than-expected shift in customer adoption to SaaS-based solutions.

•	Year-over-year operating income grew 133 percent and net income grew 153 percent on a GAAP-basis; operating income grew 58 percent and net income grew 59 percent on a non-GAAP basis.

•	Cash flow from operations was $455 million, and deferred revenue grew to a record $1.49 billion.

•	The company repurchased approximately 1.4 million shares during the quarter, returning $122 million of cash to stockholders.
Fiscal Year 2015 Financial Highlights

•	Adobe achieved record revenue of $4.80 billion in fiscal year 2015, representing year-over-year growth of 16 percent.

•	The company reported annual GAAP diluted earnings per share of $1.24 and non-GAAP diluted earnings per share of $2.08.

•
Adobe grew Digital Media ARR by approximately $1.12 billion during the year and exited the year with $2.99 billion. Net new Creative Cloud individual and team subscriptions grew by more than 2.71 million during fiscal year 2015 to 6.17 million.

•	Adobe Marketing Cloud achieved a record $1.36 billion in annual revenue and its goal of approximately 30 percent annual bookings growth.

•	Adobe generated $1.47 billion in operating cash flow during the year.

•	The company repurchased 8.1 million shares during the year, returning approximately $627 million of cash to stockholders.
A reconciliation between GAAP and non-GAAP results is provided at the end of this press release and on Adobe’s website.

Executive Quotes
“Adobe is driving digital experiences that are fundamental to the transformation of every global brand, government and educational institution,” said Shantanu Narayen, president and chief executive officer, Adobe. “Our record revenue and strong momentum are a reflection of our industry-leading content and data solutions in Digital Media and Digital Marketing.”
“Strong growth across key financial metrics reflect the amazing performance we've achieved in fiscal 2015,” said Mark Garrett, executive vice president and chief financial officer, Adobe. “Our long-term financial targets, including a 20% revenue CAGR through fiscal 2018, show that the benefits of our move to the cloud are just beginning.”
Adobe to Webcast Earnings Conference Call
Adobe will webcast its fourth quarter and fiscal year 2015 earnings conference call today at 2:00 p.m. Pacific Time from its investor relations website: www.adobe.com/ADBE. Earnings documents, including Adobe management’s prepared conference call remarks with slides, financial targets and an investor datasheet are posted to Adobe’s investor relations website in advance of the conference call for reference. A reconciliation between GAAP and non-GAAP earnings results and financial targets is also provided on the website.
Forward-Looking Statements Disclosure
This press release contains forward-looking statements, including those related to business momentum, product adoption and innovation, revenue, annualized recurring revenue, bookings, earnings per share and operating cash flow, all of which involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: failure to develop, market and distribute products and services that meet customer requirements, introduction of new products and business models by competitors, failure to successfully manage transitions to new business models and markets, fluctuations in subscription renewal rates, risks associated with cyber-attacks and information security, potential interruptions or delays in hosted services provided by us or third parties, uncertainty in economic conditions and the financial markets, and failure to realize the anticipated benefits of past or future acquisitions. For a discussion of these and other risks and uncertainties, please refer to Adobe’s Annual Report on Form 10-K for our fiscal year 2014 ended Nov. 28, 2014, and Adobe's Quarterly Reports on Form 10-Q issued in fiscal year 2015.
The financial information set forth in this press release reflects estimates based on information available at this time. These amounts could differ from actual reported amounts stated in Adobe’s Annual Report on Form 10-K for our year ended Nov. 27, 2015, which Adobe expects to file in Jan. 2016.
Adobe assumes no obligation to, and does not currently intend to, update these forward-looking statements.
About Adobe Systems Incorporated
Adobe is changing the world through digital experiences. For more information, visit www.adobe.com.
###
© 2015 Adobe Systems Incorporated. All rights reserved. Adobe, the Adobe logo and Creative Cloud are either registered trademarks or trademarks of Adobe Systems Incorporated in the United States and/or other countries. All other trademarks are the property of their respective owners.

Condensed Consolidated Statements of Income
(In thousands, except per share data; unaudited)

	Three Months Ended		Year Ended
	November 27, 2015	November 28, 2014	November 27, 2015	November 28, 2014
Revenue:
Subscription	$907,434	$628,954	$3,223,904	$2,076,584
Product	284,496	327,951	1,125,146	1,627,803
Services and support	114,474	116,423	446,461	442,678
Total revenue	1,306,404	1,073,328	4,795,511	4,147,065

Cost of revenue:
Subscription	106,368	87,883	409,194	335,432
Product	24,320	21,930	90,035	97,099
Services and support	70,673	51,130	245,088	189,549
Total cost of revenue	201,361	160,943	744,317	622,080

Gross profit	1,105,043	912,385	4,051,194	3,524,985

Operating expenses:
Research and development	220,514	213,687	862,730	844,353
Sales and marketing	441,472	408,862	1,683,242	1,652,308
General and administrative	134,052	133,534	531,919	543,332
Restructuring and other charges	521	19,385	1,559	19,883
Amortization of purchased intangibles	18,050	12,412	68,649	52,424
Total operating expenses	814,609	787,880	3,148,099	3,112,300

Operating income	290,434	124,505	903,095	412,685

Non-operating income (expense):
Interest and other income (expense), net	22,399	105	33,909	7,267
Interest expense	(16,515)	(12,678)	(64,184)	(59,732)
Investment gains (losses), net	622	343	961	1,156
Total non-operating income (expense), net	6,506	(12,230)	(29,314)	(51,309)
Income before income taxes	296,940	112,275	873,781	361,376
Provision for income taxes	74,235	24,139	244,230	92,981
Net income	$222,705	$88,136	$629,551	$268,395
Basic net income per share	$0.45	$0.18	$1.26	$0.54
Shares used to compute basic net income per share	498,384	498,124	498,764	497,867
Diluted net income per share	$0.44	$0.17	$1.24	$0.53
Shares used to compute diluted net income per share	506,012	507,451	507,164	508,480

Condensed Consolidated Balance Sheets
(In thousands, except par value; unaudited)

	November 27, 2015(*)	November 28, 2014
ASSETS

Current assets:
Cash and cash equivalents	$876,560	$1,117,400
Short-term investments	3,111,524	2,622,091
Trade receivables, net of allowances for doubtful accounts of $7,293 and $7,867, respectively	672,006	591,800
Deferred income taxes	—	95,279
Prepaid expenses and other current assets	161,802	175,758
Total current assets	4,821,892	4,602,328

Property and equipment, net	787,421	785,123
Goodwill	5,366,881	4,721,962
Purchased and other intangibles, net	510,007	469,662
Investment in lease receivable	80,439	80,439
Other assets	159,832	126,315
Total assets	$11,726,472	$10,785,829

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Trade payables	$93,307	$68,377
Accrued expenses	678,364	683,866
Debt and capital lease obligations	—	603,229
Accrued restructuring	1,520	17,120
Income taxes payable	6,165	23,920
Deferred revenue	1,434,200	1,097,923
Total current liabilities	2,213,556	2,494,435

Long-term liabilities:
Debt	1,907,231	911,086
Deferred revenue	51,094	57,401
Accrued restructuring	3,214	5,194
Income taxes payable	256,129	125,746
Deferred income taxes	208,209	342,315
Other liabilities	85,459	73,747
Total liabilities	4,724,892	4,009,924

Stockholders' equity:
Preferred stock, $0.0001 par value; 2,000 shares authorized	—	—
Common stock, $0.0001 par value	61	61
Additional paid-in-capital	4,184,883	3,778,495
Retained earnings	7,253,431	6,924,294
Accumulated other comprehensive income (loss)	(169,080)	(8,094)
Treasury stock, at cost (103,025 and 103,350 shares, respectively), net of reissuances	(4,267,715)	(3,918,851)
Total stockholders' equity	7,001,580	6,775,905
Total liabilities and stockholders' equity	$11,726,472	$10,785,829
_________________________________________

(*)
During the fourth quarter of fiscal 2015, we early-adopted Accounting Standards Update No. 2015-17, Balance Sheet Classification of Deferred Taxes. This standard requires that all deferred tax assets and liabilities, and any related valuation allowance, be classified as non-current on the balance sheets. As of November 27, 2015, our deferred tax assets were netted against non-current deferred income tax liabilities.

Condensed Consolidated Statements of Cash Flows
(In thousands; unaudited)

	Three Months Ended
	November 27, 2015	November 28, 2014
Cash flows from operating activities:
Net income	$222,705	$88,136
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	86,359	78,147
Stock-based compensation expense	81,022	84,950
Gain on sale of property	(21,415)	—
Unrealized investment gains, net	(662)	(121)
Changes in deferred revenue	179,265	158,712
Changes in other operating assets and liabilities	(92,759)	(10,071)
Net cash provided by operating activities	454,515	399,753

Cash flows from investing activities:
Purchases, sales and maturities of short-term investments, net	(277,566)	(8,474)
Purchases of property and equipment	(64,676)	(36,775)
Proceeds from the sale of property	57,779	—
Purchases and sales of long-term investments, intangibles and other assets, net	(1,524)	(2,908)
Acquisitions, net of cash	—	(29,802)
Net cash used for investing activities	(285,987)	(77,959)

Cash flows from financing activities:
Purchases of treasury stock	(125,000)	(125,000)
Proceeds from reissuance of treasury stock, net	42	3,618
Repayment of debt and capital lease obligations	—	(3,253)
Excess tax benefits from stock-based compensation	9,808	21,282
Net cash used for financing activities	(115,150)	(103,353)
Effect of exchange rate changes on cash and cash equivalents	(6,110)	(4,370)
Net increase in cash and cash equivalents	47,268	214,071
Cash and cash equivalents at beginning of period	829,292	903,329
Cash and cash equivalents at end of period	$876,560	$1,117,400

Non-GAAP Results
(In thousands, except per share data)
The following tables show Adobe's GAAP results reconciled to non-GAAP results included in this release.

	Three Months Ended			Year Ended
	November 27, 2015	November 28, 2014	August 28, 2015	November 27, 2015	November 28, 2014
Operating income:

GAAP operating income	$290,434	$124,505	$246,019	$903,095	$412,685
Stock-based and deferred compensation expense	81,705	85,025	84,371	338,047	335,856
Restructuring and other charges	521	19,385	(751)	1,559	19,883
Amortization of purchased intangibles	37,678	31,331	41,041	152,590	127,000
Loss contingency (reversal)	—	—	(10,000)	(10,000)	10,000
Non-GAAP operating income	$410,338	$260,246	$360,680	$1,385,291	$905,424

Net income:

GAAP net income	$222,705	$88,136	$174,465	$629,551	$268,395
Stock-based and deferred compensation expense	81,705	85,025	84,371	338,047	335,856
Restructuring and other charges	521	19,385	(751)	1,559	19,883
Amortization of purchased intangibles	37,678	31,331	41,041	152,590	127,000
Investment (gains) losses	(622)	(343)	1,314	(961)	(1,156)
Gain on sale of property assets	(21,415)	—	—	(21,415)	—
Loss contingency (reversal)	—	—	(10,000)	(10,000)	10,000
Income tax adjustments	(8,674)	(27,872)	(15,051)	(35,826)	(86,140)
Non-GAAP net income	$311,898	$195,662	$275,389	$1,053,545	$673,838

Diluted net income per share:

GAAP diluted net income per share	$0.44	$0.17	$0.34	$1.24	$0.53
Stock-based and deferred compensation expense	0.16	0.17	0.17	0.67	0.65
Restructuring and other charges	—	0.04	—	—	0.04
Amortization of purchased intangibles	0.07	0.06	0.08	0.30	0.24
Gain on sale of property assets	(0.04)	—	—	(0.04)	—
Loss contingency (reversal)	—	—	(0.02)	(0.02)	0.02
Income tax adjustments	(0.01)	(0.05)	(0.03)	(0.07)	(0.15)
Non-GAAP diluted net income per share	$0.62	$0.39	$0.54	$2.08	$1.33

Shares used in computing diluted net income per share	506,012	507,451	505,809	507,164	508,480

Non-GAAP Results (continued)

Three Months Ended
November 27, 2015
Effective income tax rate:

GAAP effective income tax rate	25.0%
Stock-based and deferred compensation expense	(1.0)
Amortization of purchased intangibles	(0.5)
Income tax adjustments	(2.5)
Non-GAAP effective income tax rate	21.0%

Use of Non-GAAP Financial Information

Adobe continues to provide all information required in accordance with GAAP, but believes evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Adobe uses non-GAAP financial information to evaluate its ongoing operations and for internal planning and forecasting purposes. Adobe's management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Adobe presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Adobe's operating results. Adobe believes these non-GAAP financial measures are useful because they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making. This allows institutional investors, the analyst community and others to better understand and evaluate our operating results and future prospects in the same manner as management.

Adobe's management believes it is useful for itself and investors to review, as applicable, both GAAP information that may include items such as stock-based and deferred compensation expenses, restructuring and other charges, amortization of purchased intangibles and certain activity in connection with technology license arrangements, investment gains and losses and the related tax impact of all of these items, income tax adjustments, the income tax effect of the non-GAAP pre-tax adjustments from the provision for income taxes, and the non-GAAP measures that exclude such information in order to assess the performance of Adobe's business and for planning and forecasting in subsequent periods. Whenever Adobe uses such a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed above.